Exhibit 99.1

Sterling Bancorp Revises Fourth Quarter and Full Year 2021 Financial Results

Southfield, Michigan, March 31, 2022 — Sterling Bancorp, Inc. (NASDAQ: SBT) (“Sterling” or the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today revised its unaudited financial results for its fourth quarter and year ended December 31, 2021 in connection with the filing of its Annual Report on Form 10-K. Subsequent to the Company’s press release issued on February 3, 2022, the Company entered into an agreement with a third-party purchaser to sell a pool of its commercial real estate loans. The loans had been reclassified as held for sale and written down to fair value as of year-end. The Company later determined that the timing of the measurement of the commercial real estate loans at fair value relative to their sale indicated the estimated fair value of the loans at year-end should have been higher. Accordingly, the Company has revised its fair value estimate of the sold commercial real estate loans to correspond to their sale price. The net result of this change was to increase net income for the three months and year ended December 31, 2021 to $8.1 million and $23.4 million, respectively. The revision of the fair value of the sold loans at year-end also results in changing our allowance for loan losses at December 31, 2021 to $56.5 million and our provision (recovery) for loan losses to ($6.1 million) and ($8.3 million) for the three months and year ended December 31, 2021, respectively. The material resulting revisions to the Company’s financial highlights for the fourth quarter and full year ended December 31, 2021 are below.

Revised Fourth Quarter and Year-End 2021 Highlights

•	Fourth quarter net income of $8.1 million, or $0.16 per diluted share; full year net income of $23.4 million, or $0.47 per diluted share
•	Fourth quarter provision (recovery) of loan losses of ($6.1 million), ratio of allowance for loan losses to total loans held for investment of 2.81%; full year provision (recovery) of loan losses of ($8.3 million)
•	Fourth quarter return on average assets of 1.07%; full year return on average assets of 0.69%
•	Fourth quarter return on average shareholders’ equity of 9.49%; full year return on average shareholders’ equity of 7.07%

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Investor Contact:

Sterling Bancorp, Inc.

Karen Knott

Executive Vice President and Chief Financial Officer

(248) 359-6624

kzaborney@sterlingbank.com